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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                                   Three Months Ended                 Nine Months Ended
                                                                --------------------------        --------------------------
                                                                 August 1,       July 26,          August 1,       July 26,
                                                                   1999           1998               1999           1998
BASIC:
Net income (loss) available for common stockholders             $ 779,000       $(606,000)        $1,402,000       $ 805,000
                                                                ---------       ---------         ----------       ---------
Weighted average number
    of common shares outstanding                                5,830,000       5,815,000          5,824,000       5,812,000
                                                                ---------       ---------         ----------       ---------
Basic earnings (loss) per common share                             $ 0.13         $ (0.10)            $ 0.24          $ 0.14
                                                                ---------       ---------         ----------       ---------
DILUTED:
Net income (loss) available for common stockholders             $ 779,000       $(606,000)        $1,402,000       $ 805,000
                                                                ---------       ---------         ----------       ---------
Weighted average number
    of common shares outstanding                                5,830,000       5,815,000          5,824,000       5,812,000
Dilutive effect of stock options                                   38,000               -             29,000          20,000
                                                                ---------       ---------         ----------       ---------
Weighted average number of shares outstanding                   5,868,000       5,815,000          5,853,000       5,832,000
                                                                ---------       ---------         ----------       ---------
Diluted earnings (loss) per common share                           $ 0.13         $ (0.10)            $ 0.24          $ 0.14
                                                                ---------       ---------         ----------       ---------
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